Exhibit 10.4

BUSINESS PURCHASE Agreement

This Business Purchase Agreement (the “Agreement”) is made and entered into this 12th day of January 2016, by and among EnzymeBioSystems ("ENZB"), a Nevada corporation, Shareholder Acquisition Corp., ("Subsidiary"), a Nevada corporation and subsidiary of ENZB and EZJR, Inc., ("EZJR") a Nevada corporation, soon to be call Her Imports (collectively the "Parties.").

RECITALS

ENZB (the "Company") has entered into negotiations to sell its Subsidiary, Shareholder Acquisition Corp. to EZJR, Inc. The sale will not take place until such time, as the Subsidiary is spun-off from its parent. The Subsidiary will be acquired by EZJR to increase its shareholder base.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereby agree as follows:

ARTICLE I

Definitions:

As used in this Agreement, the following terms shall have the meanings set forth below:

1.1 Closing. “Closing” shall mean the closing of the transaction contemplated by this Agreement.

1.2 Closing Date. “Closing Date” shall mean the date EZJR acquires the Subsidiary, unless otherwise mutually agreed in writing by the parties hereto.

ARTICLE II

Spin-off

2.1 Spin-off. ENZB agrees to spin-off its Subsidiary, Shareholder Acquisition Corp. Each shareholder of ENZB will receive their pro-rata ownership in the Subsidiary. Following the spin-off, ENZB, will no longer own nor control its Subsidiary.

2.2 Spin-off ratio. For every eight hundred (800) shares owned in ENZB, the ENZB shareholders will receive one (1) share of stock of Shareholder Acquisition Corp. Any fraction share will be rounded to the nearest whole share.

ARTICLE III

Purchase Price

3.1 Purchase of Subsidiary. Subject to and upon the terms and conditions contained herein, at the Closing, ENZB has agreed to sell, transfer, convey and deliver its Subsidiary to EZJR.

3.2 Purchase Price. The purchase price for the Subsidiary will be $25,000.

3.3 Management of Subsidiary. In order to help facilitate the transition of the Subsidiary to EZJR, the Parties have agreed that Barry Hall, the CEO of EZJR, be the sole officer of the Subsidiary.

ARTICLE IV

Representations and Warranties of ENZB

ENZB represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

4.1 Organization and Good Standing. ENZB is duly organized, validly existing and in good standing, with all the requisite power and authority to carry on the business in which it is engaged, and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

4.2 Authorization and Validity. The execution, delivery and performance by ENZB contemplated hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by ENZB. This Agreement and each other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered and constitute or will constitute legal, valid and binding obligations of ENZB, enforceable against ENZB in accordance with their respective terms.

4.3 ENZB has incorporated Shareholder Acquisition Corp. as its subsidiary, in the State of Nevada on January 10, 2017.

4.4 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

ARTICLE V

Representations and Warranties of the EZJR

EZJR represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

5.1 Organization and Good Standing. ENZB is duly organized, validly existing and in good standing, with all the requisite power and authority to carry on the business in which it is engaged, and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

5.2 Authorization and Validity. The execution, delivery and performance by EZJR contemplated hereby, and the consummation of the transactions contemplated hereby, have been duly authorized.. The EZJR has the authority to enter into this Agreement. This Agreement and each other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered and constitute or will constitute legal, valid and binding obligations of the EZJR, enforceable against the EZJR in accordance with their respective terms.

5.3 Incoming entity. EZJR intends to merge the Subsidiary into EZJR upon Closing.

5.4 Compliance with Laws. There are no existing violations by JAEN of any applicable federal, state or local law or regulation, except to the extent that any such violations would not have a material adverse effect on the property or business of Seller.

ARTICLE VI

Indemnification

6.1 Parties' Indemnity. Subject to the terms of this Section, the Parties hereby agree to indemnify, defend and hold harmless the other Party and its officers, directors, agents, attorneys, accountants and affiliates from and against any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys’ fees and expenses (“Damages”) asserted against or incurred by the Party by reason of or resulting from a breach by the other Party of any representation, warranty or covenant contained herein, or in any agreement executed pursuant thereto.

6.2 Remedies Not Exclusive. The remedies provided for in this Section shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.

ARTICLE VII

Miscellaneous Provisions

7.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by the Parties.

7.2 Waiver of Compliance; Consents.

7.2.1 Any failure of any Party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

7.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

7.3 Notices. All Notices, requests, demands and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by (i) hand; (ii) reliable overnight delivery service; or (iii) facsimile transmission.

7.4 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

7.5 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

7.6 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

7.7 Attorneys’ Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

7.8 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day that is not a Saturday, Sunday or legal holiday.

7.9 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

7.10 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEVADA. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN THE STATE OF NEVADA.

7.11 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

7.12 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

7.13 Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile signatures shall be treated as originals until such time that applicable pages bearing non-facsimile signatures are obtained from the relevant party or parties.

IN WITNESS WHEREOF, the parties hereto have set their hands this 12th day of January, 2017.

Enzymebiosystems

By: /s/ Gary Rojewski_________________

Gary Rojewski

Its: Chief Executive Officer

Shareholder acquisition Corp

By: /s/ Barry Hall____________________

Barry Hall

Its: Chief Executive Officer

EZJR, INC. (SOON TO BE CALLED: HER IMPORTS)

By: /s/ Barry Hall____________________

Barry Hall

Its: Chief Executive Officer